UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Scorpio Tankers Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
9, Boulevard Charles III, Monaco 98000
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.25% Senior Notes due 2019	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-210284 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.          Description of Registrants Securities to be Registered.

A description of the 8.25% Senior Notes due 2019 of Scorpio Tankers Inc. (the "Registrant") is set forth under the caption "Description of Notes" in the prospectus filed by the Registrant, dated March 28, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant's Registration Statement on Form F-3 (Registration No. 333-210284), as amended, filed with the U.S. Securities and Exchange Commission (the "Commission") and deemed automatically effective on March 18, 2016. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.          Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit
3.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Company's Amended Registration Statement on Form F-1/A (File No. 333-164940), filed with the Commission on March 18, 2010)

3.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F, filed with the Commission on June 29, 2010)
3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 1.3 to the Registrant's Annual Report on Form 20-F, filed with the Commission on March 31, 2015)

4.3	Base Indenture (incorporated herein by reference to Exhibit 4.1 to the Registrant's Report on Form 6-K, filed with the Commission on May 13, 2014)
4.4	Third Supplemental Indenture (incorporated herein by reference to Exhibit 4.4 to the Registrant's Report on Form 6-K, filed with the Commission on March 31, 2017)
4.5	Global Note, dated March 31, 2017

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 6, 2017	SCORPIO TANKERS INC.

	By:	/s/ Brian Lee
	Name:	Brian Lee
	Title:	Chief Financial Officer